Oportun Appoints Scott Parker to its Board of Directors in Cooperation with Findell Capital

Richard Tambor Appointed Board Observer, to Stand for Election at the Company’s
2024 Annual Shareholder Meeting

SAN CARLOS, Calif., April 22, 2024 — Oportun (Nasdaq: OPRT) (“Oportun”, or the "Company"), a mission-driven fintech, today announced the appointment of Scott Parker as a new independent director and Richard Tambor as an observer to Oportun's Board of Directors, each effective immediately. Tambor will stand for election to Oportun's Board of Directors at Oportun's 2024 annual shareholder meeting later this year. The appointments are in connection with a cooperation agreement (the "Agreement") the Company has entered into with Findell Capital Management LLC (together, with certain of its affiliates “Findell”). Findell is an investment firm that owns approximately 7.7% of Oportun’s outstanding common shares.

"Oportun is dedicated to a thoughtful and continuous Board refreshment process and to identifying candidates who are established leaders with the right mix of skills, experience and unique perspectives to complement our Board," said Ginny Lee, Chair, Oportun Nominating, Governance and Social Responsibility Committee. "Today's announcement is reflective of Oportun's commitment to engaging constructively with shareholders. We look forward to leveraging Scott and Richard’s deep knowledge in consumer finance and risk management to build on our ongoing momentum and enhance value for shareholders."

“The Board and management team will benefit from Scott and Richard’s perspectives and contributions as we continue to focus on disciplined execution and driving profitable, sustainable growth," said Raul Vazquez, CEO of Oportun.

“Oportun has taken significant steps to reduce its cost structure and tighten its underwriting standards in the current environment, positioning the Company to enhance its profitability during 2024 and beyond,” said Scott Parker. “I look forward to partnering with the Board and management team to support the ongoing execution of Oportun’s strategic initiatives to drive value for shareholders.”

"We appreciate the constructive engagement with Oportun's Board and management team and are pleased to have reached an agreement that adds additional proven leaders to the board room," said Brian Finn, Managing Member of Findell. "Scott and Rich have held C-suite roles at the best-in-class operators in the subprime consumer lending space. They know our Industry well and have helped lead organizations through various market and economic cycles. We have confidence that they will do the same at Oportun."

The Agreement contains customary standstill, voting, non-disparagement, and other provisions. A complete copy of the Agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

About Scott Parker
Scott Parker currently serves as Chief Financial Officer of NationsBenefits, LLC, a leading provider of supplemental benefits and fintech solutions to the healthcare industry. Previously, Mr. Parker served as Executive Vice President and Chief Financial Officer of Ryder System, Inc. (NYSE: R), and as Executive Vice President and Chief Financial Officer of OneMain Holdings, Inc. (NYSE: OMF). Mr. Parker has also served as Executive Vice President and Chief Financial Officer of CIT Group Inc. Mr. Parker currently serves on the Board of Directors of DailyPay, Inc., as Chairman of its Audit and Risk Committee. Mr. Parker earned a B.S. in Agricultural Economics from Cornell University.

About Richard Tambor
Richard Tambor previously served as the Executive Vice President and Chief Risk Officer at OneMain Holdings, Inc. (NYSE: OMF). Prior to OneMain, Mr. Tambor was the Senior Vice President and Chief Risk Officer of Retail Financial Services at JPMorgan Chase & Co. Mr. Tambor also served as the Managing Director at Novantas LLC, and was a Senior Advisor at Inductis, Inc. Mr. Tambor began his career at American Express Travel Related Services Co., Inc. (parent organization of American Express), where he rose to Chief Risk Officer of Small Business Services and served as President and General Manager of American Express Business Finance Corp. Mr. Tambor received a B.A. in Economics from The Hebrew University of Jerusalem, and an M.A. in Economics from New York University.

About Oportun
Oportun (Nasdaq: OPRT) is a mission-driven fintech that puts its 2.2 million members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $17.8 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to future performance, results of operations and financial position and growth, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Usher Lieberman
(720) 987-9538
usher.lieberman@oportun.com